EXHIBIT 11.1

                          PRE-PAID LEGAL SERVICES, INC.
                Statement re Computation of Per Share Earnings
                     (In 000's except per share amounts)



                                                              Six Months Ended
                                                                  June 30,
                                                             ------------------
                                                               1999      1998
                                                             --------  --------
BASIC EARNINGS PER SHARE:

Computation for Statement of Income
-----------------------------------
Earnings:
Net income applicable to common stockholders (a)............ $ 18,649  $ 11,680
                                                             ========  ========


Shares:
Weighted average shares outstanding, (net of 1,024 and 747
  shares of treasury stock, respectively) disregarding
  exercise of options or conversion of preferred stock......   23,407     23,422
                                                             ========   ========

Basic earnings per common share (a)......................... $    .80   $    .50
                                                             ========   ========

DILUTED EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Net income applicable to common stockholders (a)............ $ 18,649   $ 11,680
Add: Dividends on preferred stock (b).......................        5          5
Net income applicable to common stockholders, as adjusted .. --------   --------
                                                             $ 18,654   $ 11,685
                                                             ========   ========

Shares:
Weighted average shares outstanding, (net of 1,024 and 747
  shares of treasury stock, respectively) disregarding
  exercise of options or conversion of preferred stock......   23,407    23,422
Assumed dilutive conversion of preferred stock (b)..........       70        80
Assumed exercise of options and warrants based on the
  treasury stock method using average market price..........      274       432
                                                              -------   -------
Weighted average number of shares, as adjusted..............   23,751    23,934
                                                              =======   =======

Diluted earnings per share (a)..............................  $   .79   $   .49
                                                              =======   =======




(a) These amounts agree with the related amounts in the consolidated statements of income.
(b) Assumed conversion of $3 Cumulative Convertible Preferred Stock is included in the 1999 periods since it is dilutive but not assumed in 1998 periods since such assumed conversion would be antidilutve.

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                        PRE-PAID LEGAL SERVICES, INC.
                Statement re Computation of Per Share Earnings
                     (In 000's except per share amounts)





                                                             Three Months Ended
                                                                   June 30,
                                                            -------------------
                                                               1999      1998
                                                            ---------  --------

BASIC EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Net income applicable to common stockholders (a)............  $  9,869  $  6,416
                                                              ========  ========

Shares:
Weighted average shares outstanding, (net of 1,249 and 747
  shares of treasury stock, respectively) disregarding
  exercise of options or conversion of preferred stock......    23,207    23,431
                                                              ========  ========

Basic earnings per common share (a).........................  $    .43  $    .27
                                                              ========  ========


DILUTED EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Net income applicable to common stockholders (a)............  $  9,869  $  6,416
Add: Dividends on preferred stock (b).......................         3         3
                                                              --------  --------
Net income applicable to common stockholders, as adjusted ..  $  9,872  $  6,419
                                                              ========  ========

Shares:
Weighted average shares outstanding, (net of 1,249 and 747
  shares of treasury stock, respectively) disregarding
  exercise of options or conversion of preferred stock......    23,207    23,431
Assumed dilutive conversion of preferred stock (b)..........        70        80

Assumed exercise of options and warrants based on the
  treasury
  stock method using average market price...................       224       414
                                                               -------   -------
Weighted average number of shares, as adjusted..............    23,501    23,925
                                                               =======   =======

Diluted earnings per share (a)..............................   $   .42   $   .27
                                                               =======   =======




(a) These amounts agree with the related amounts in the consolidated statements of income.
(b) Assumed conversion of $3 Cumulative Convertible Preferred Stock is included in the 1999 periods since it is dilutive but not assumed in 1998 periods since such assumed conversion would be antidilutve.